                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        FLEXIINTERNATIONAL SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                       FLEXIINTERNATIONAL SOFTWARE, INC.

                              Two Enterprise Drive
                           Shelton, Connecticut 06484

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON THURSDAY, APRIL 30, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FlexiInternational Software, Inc. (the "Company") will be held on Thursday, April 30, 1998, at the principal offices of the Company, Two Enterprise Drive, Shelton, Connecticut 06484 at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect two Class I Directors to serve for the ensuing three years.

     2. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 11, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of the Company's stockholders is open for examination by any stockholder at the principal offices of the Company, Two Enterprise Drive, Shelton, Connecticut 06484 and will be available at the meeting.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors,

                                            JOHN K. P. STONE, III, ESQ.
                                            Assistant Secretary

Shelton, Connecticut
April 3, 1998

--------------------------------------------------------------------------------
     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                       FLEXIINTERNATIONAL SOFTWARE, INC.

                              Two Enterprise Drive
                           Shelton, Connecticut 06484

             Proxy Statement for the Annual Meeting of Stockholders
                          to be held on April 30, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FlexiInternational Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on April 30,1998 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Treasurer of the Company or by voting in person at the Annual Meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 3, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF MS. JENNIFER V. CHENG, TREASURER, FLEXIINTERNATIONAL SOFTWARE, INC., TWO ENTERPRISE DRIVE, SHELTON, CONNECTICUT 06484. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on March 11, 1998, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 16,497,378 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

     Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for election of directors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of January 31, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group. The address of Stefan R. Bothe, Jennifer V. Cheng and James W. Schenck is c/o FlexiInternational Software, Inc., Two Enterprise Drive, Shelton, CT 06484.

                                                               NUMBER OF
                                                                 SHARES       PERCENTAGE OF
                                                              BENEFICIALLY     COMMON STOCK
                      BENEFICIAL OWNER                          OWNED(1)      OUTSTANDING(1)
                      ----------------                        ------------    --------------
Entities affiliated with Menlo Ventures(2)..................   2,710,016           16.4%
  3000 Sand Hill Road, Building 4, Suite 100
  Menlo Park, CA 94025
Thomas H. Bredt(2)..........................................   2,710,016           16.4%
  3000 Sand Hill Road, Building 4, Suite 100
  Menlo Park, CA 94025
Furman Selz SBIC, L.P. and affiliates(3)....................   2,004,380           12.2%
  230 Park Avenue
  New York, NY 10169
James W. Schenck(4).........................................   1,212,499            7.4%
William Blair Capital Partners V, L.P. .....................   1,167,790            7.1%
  227 West Monroe Street
  Chicago, IL 60606
Primus Capital Fund III Limited Partnership.................   1,137,773            6.9%
  Suite 2700, 1375 East Ninth Street
  Cleveland, OH 44114
Stefan R. Bothe(5)..........................................   1,091,250            6.6%
Amerindo Investment Advisors, Inc. and affiliates(6)........     977,000            5.9%
  One Embarcadero Center, Suite 2300
  San Francisco, CA 94111
Jennifer V. Cheng (7).......................................     851,250            5.2%
John B. Landry..............................................      45,000              *
A. David Tory...............................................       1,900              *
Maureen M. Okerstrom(8).....................................      17,475              *
Mark J. Berlingeri(9).......................................       3,750              *
All directors and executive officers as a group (9
  persons)(10)..............................................   5,940,140           36.0%

---------------

 * Less than 1%

(1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after January 31, 1998 through the exercise of any stock option, warrant or other right (and any reference in these footnotes to shares subject to stock options refers only to such options). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

(2) Consists of 2,669,969 shares held by Menlo Ventures VI, L.P. ("MV-VI") and 40,047 shares held by Menlo Entrepreneurs Fund VI, L.P. ("MEF-VI"). MV Management VI, L.P. ("MVM") is a general partner of MV-VI and MEF-VI. Mr. Bredt, a director of the Company, is a general partner of MVM. Mr. Bredt disclaims beneficial ownership of the shares held by MV-VI and MEF-VI, except to the extent of his pecuniary interests therein.

(3) Beneficial ownership as reported on Schedule 13G filed with the Securities and Exchange Commission in February 1998. Includes 96,700 shares held by entities affiliated with ING Bank N.V. ("ING"). The sole general partner of Furman Selz SBIC, L.P. is an indirect subsidiary of ING through various controlled intermediate entities.

(4) Includes 75,000 shares subject to options held by Mr. Schenck which are exercisable within 60 days after January 31, 1998.

(5) Includes 187,500 shares subject to options held by Mr. Bothe which are exercisable within 60 days after January 31, 1998. Excludes 776,250 shares held by Ms. Cheng, Mr. Bothe's wife, as to which shares Mr. Bothe disclaims beneficial ownership.

(6) Beneficial ownership as reported on Schedule 13D filed with the Securities and Exchange Commission in February 1998. Consists of 765,000 shares held by Amerindo Investment Advisors, Inc., a California corporation ("Amerindo USA"), and 212,000 shares held by Amerindo Investment Advisors, Inc., a Panama corporation ("Amerindo Panama"). Voting and investment power with respect to all such shares is shared by Alberto W. Vilar and Gary A. Tanaka, sole directors and stockholders of both Amerindo USA and Amerindo Panama. Messrs. Vilar and Tanaka disclaim beneficial ownership of all such shares.

(7) Includes 75,000 shares subject to options held by Ms. Cheng which are exercisable within 60 days after January 31, 1998. Excludes 903,750 shares held by Mr. Bothe, Ms. Cheng's husband, as to which shares Ms. Cheng disclaims beneficial ownership.

(8) Includes 12,975 shares subject to options held by Ms. Okerstrom which are exercisable within 60 days after January 31, 1998.

(9) Consists of shares subject to options held by Mr. Berlingeri which are exercisable within 60 days after January 31, 1998.

(10) Includes an aggregate of 360,225 shares subject to options which are exercisable within 60 days after January 31, 1998 and 2,710,016 shares held by affiliates of Menlo Ventures.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes, with members of each class holding office for overlapping three-year terms. The persons named in the enclosed proxy will vote to elect Stefan R. Bothe and Thomas H. Bredt as Class I Directors, unless authority to vote for the election of either or both of them is withheld by marking the proxy to that effect. Both of the nominees have indicated their willingness to serve, if elected, but if either or both of the nominees should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by the Board of Directors.

     Set forth below are each director's name, age, positions with the Company, principal occupation, business experience during at least the past five years, the names of other publicly held corporations of which such person is a director and the year during which each such person first became a director of the Company.

NOMINEES

  Class I Directors (Terms expire at 2001 Annual Meeting)

     STEFAN R. BOTHE, age 49, has served as Chairman of the Board and Chief Executive Officer of the Company since March 1993. From November 1991 to February 1993, Mr. Bothe was President and Chief Executive Officer of DSI Group N.V., a Dutch-based international software company. From 1989 to 1991, Mr. Bothe was President and Chief Executive Officer of GEAC Computer Corporation Limited ("GEAC"), a software company. Prior to joining GEAC, Mr. Bothe was President of the Application Products Division of

Computer Associates International, Inc. ("Computer Associates"), one of the largest software companies in the industry. While at Computer Associates, Mr. Bothe held numerous senior management positions, including President of the International Division, President of the Micro Products Division and Senior Vice President of Marketing.

     THOMAS H. BREDT, age 57, has served on the Board of Directors of the Company since February 1994. Since 1986, Mr. Bredt has been a general partner or managing member of a number of Menlo Ventures' funds, including MV Management VI, L.P., a general partner of both Menlo Ventures VI, L.P. and Menlo Entrepreneurs Fund VI, L.P., venture capital investment firms and stockholders of the Company. Mr. Bredt is also a director of Red Brick Systems, Inc., Clarify, Inc. and Interlink Computer Sciences, Inc.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

  Class II Director (Term expires at 1999 Annual Meeting)

     JENNIFER V. CHENG, age 48, has served as President of the Company and as a director of the Company since the Company's inception in 1990, and Chief Operating Officer of the Company since March 1998. Since 1984, Ms. Cheng has been a General Partner and owner of Cheng Management Company, an investment partnership specializing in investments in emerging growth companies, including many technology companies. Prior to forming Cheng Management Company, Ms. Cheng served with several major financial organizations, including Morgan Stanley & Co., Inc., as an emerging growth stock analyst, Mutual Life Insurance Company of New York, as Director of Equity Investments, and Donaldson, Lufkin & Jenrette Securities Corporation, as Research Analyst.

  Class III Directors (Terms expire at 2000 Annual Meeting)

     JOHN B. LANDRY, age 50, has served on the Board of Directors of the Company since October 1995. Since June 1995, Mr. Landry has been Strategic Technology Consultant to senior management of IBM Corporation. In addition, since October 1995, he has been Chairman of the Board of Narrative Communications Corporation, a provider of interactive streaming technology for the distribution of multimedia over the Internet. From 1990 to 1995, Mr. Landry was Senior Vice President and Chief Technology Officer of Lotus Development Corporation, a provider of software products and services. Mr. Landry is also a director of Epicon, Inc. and MCK Communications Corp.

     A. DAVID TORY, age 55, has served on the Board of Directors of the Company since September 1997. Since September 1995, Mr. Tory has been an independent consultant. From November 1988 to September 1995, he was President and Chief Executive Officer of The Open Software Foundation, a non-profit consortium of major computer hardware and software companies and user organizations. Mr. Tory is also a director of ASI Solutions Incorporated.

BOARD AND COMMITTEE MEETINGS

     In September 1997, the Board of Directors established a Compensation Committee composed of Messrs. Bredt and Landry, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers and grants stock options pursuant to the Company's stock option plans, and an Audit Committee composed of Messrs. Landry and Tory, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Compensation Committee and Audit Committee did not meet during 1997. The Board of Directors met 11 times during 1997. Each of the Company's current directors was present for at least 75% of such meetings.

DIRECTORS' COMPENSATION

     Pursuant to the Company's 1997 Director Stock Option Plan (the "Director Plan"), on the effective date of the Company's initial public offering in December 1997, Messrs. Bredt, Landry and Tory each received an option to purchase 7,500 shares of Common Stock at $11.00 per share, and will receive at the Annual Meeting an option to purchase 5,250 shares of Common Stock at the closing price of the Common Stock on the

Nasdaq National Market on that day. Under the Director Plan, each nonemployee director receives an option to purchase 7,500 shares of Common Stock when initially elected to the Board of Directors, and each continuing nonemployee director receives an option to purchase 5,250 shares of Common Stock on the date of each annual meeting of stockholders after his or her election. All options granted under the Director Plan are exercisable at the closing price of the Common Stock on the Nasdaq National Market on the date of grant (other than the options granted in connection with the initial public offering, which were granted at the initial public offering price), and vest one year from the date of grant so long as the optionee remains a director of the Company. In addition, the Company reimburses nonemployee directors for their out-of-pocket expenses in connection with their attendance at Board of Directors and committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the total compensation paid or accrued for the two fiscal years ended December 31, 1997 and 1996 for the Company's Chief Executive Officer and its four other most highly compensated executive officers in 1997 who were serving as executive officers on December 31, 1997 (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                     -----------------
                                                      ANNUAL COMPENSATION                 AWARDS
                                             -------------------------------------   -----------------
NAME AND                                                            OTHER ANNUAL     SECURITIES UNDER-
PRINCIPAL POSITION                    YEAR    SALARY     BONUS     COMPENSATION(1)   LYING OPTIONS(2)
------------------                    ----    ------     -----     ---------------   -----------------
Stefan R. Bothe.....................  1997   $200,000   $ 40,000            --                 --
  Chairman of the Board and           1996   $165,000   $ 57,750            --            150,000
  Chief Executive Officer

Jennifer V. Cheng...................  1997   $150,000   $ 40,000            --                 --
  President and Chief Operating       1996   $115,000   $ 28,750            --                 --
     Officer

James W. Schenck....................  1997   $165,000         --            --                 --
  Executive Vice President,           1996   $150,000         --       $40,000             75,000
  Research and Development

Maureen M. Okerstrom (3)............  1997   $109,167   $253,384(4)         --             76,125
  Vice President, Sales

Mark J. Berlingeri (5)..............  1997   $119,359   $ 44,882       $36,222             26,250
  Vice President, Client Services

---------------

(1) Consists of reimbursement of expenses related to relocation and, for Mr. Berlingeri, a car allowance of $3,500.

(2) Represents the number of shares covered by options to purchase shares of the Company's Common Stock granted during the fiscal year listed. The Company has never granted any stock appreciation rights.

(3) Ms. Okerstrom became Vice President, Sales in August 1997.

(4) Includes $184,606 in sales commissions.

(5) Mr. Berlingeri joined the Company as Vice President, Client Services in February 1997.

  Option Grants, Exercises and Year-End Values

     The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE VALUE
                                                 INDIVIDUAL GRANTS                            AT ASSUMED ANNUAL RATES
                          ---------------------------------------------------------------         OF STOCK PRICE
                                                 PERCENT OF TOTAL   EXERCISE                       APPRECIATION
                          NUMBER OF SECURITIES   OPTIONS GRANTED     PRICE                      FOR OPTION TERM(1)
                           UNDERLYING OPTIONS    TO EMPLOYEES IN      PER      EXPIRATION   --------------------------
NAME                            GRANTED            FISCAL YEAR       SHARE        DATE          5%             10%
----                      --------------------   ----------------   --------   ----------   ----------    ------------

Stefan R. Bothe.........           --                   --            --          --            --              --
Jennifer V. Cheng.......           --                   --            --          --            --              --
James W. Schenck........           --                   --            --          --            --              --
Maureen M. Okerstrom....          1,125                 0.2%         $4.00       1/1/07      $  2,830      $    7,172
                                 75,000                16.1%         $8.67      7/31/07      $408,939      $1,036,331
Mark J. Berlingeri......         18,750                 4.0%         $4.00      2/24/07      $ 47,167      $  119,531
                                  7,500                 1.6%         $8.67      7/31/07      $ 40,894      $  103,633

---------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of each option immediately prior to the expiration of its term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of grant over the term of the option. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

     The following table sets forth, for each of the Named Executive Officers, the number of shares acquired on exercise of options during the fiscal year ended December 31, 1997, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by each such officer on December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED          VALUE OF UNEXERCISE
                               SHARES                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              ACQUIRED    VALUE            FISCAL YEAR-END              FISCAL YEAR-END(2)
                                 ON      REALIZED   ------------------------------   -------------------------
NAME                          EXERCISE     (1)        EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                          --------   --------     -------------------------      -------------------------
Stefan R. Bothe.............     --          --                187,500/ --               $   2,904,240/ --
Jennifer V. Cheng...........   37,500    $375,000               75,000/ --               $   1,161,990/ --
James W. Schenck............     --          --                 75,000/ --               $   1,161,500/ --
Maureen M. Okerstrom........    4,500    $ 58,703            11,250/90,375               $157,995/$724,648
Mark J. Berlingeri..........     --          --                 -- /26,250               $  --   /$301,875

---------------

(1) Based on the fair market value of the Common Stock on the date of exercise, less the option exercise price.

(2) Based on the fair market value of the Common Stock on December 31, 1997 ($15.50 per share), less the option exercise price.

SEVERANCE AGREEMENT

     In February 1997, the Company entered into a severance agreement with Mr. Berlingeri in connection with his joining the Company as Vice President of Client Services. The agreement provides for severance pay of up to four months of Mr. Berlingeri's base salary upon a termination of employment due to merger, acquisition or sale of the Company or, in any event, termination of employment prior to August 1998.

BOARD REPORT ON EXECUTIVE COMPENSATION

  Overview and Philosophy

     The Company established a Compensation Committee of the Board of Directors (the "Committee") in December 1997. The Committee, which currently consists of Messrs. Bredt and Landry, is responsible for making recommendations concerning salaries and incentive compensation for employees of the Company, including the Company's Chief Executive Officer and other executive officers, and for administering the Company's stock plans. During most of fiscal 1997, these responsibilities were discharged by the Board of Directors. This report is submitted by the Committee and members of the Board of Directors who participated in deliberations concerning the Company's compensation policies for fiscal 1997 as they applied to the Named Executive Officers.

     The Company's compensation program is designed to achieve the following objectives:

     - Provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve the Company's customers and achieve its strategic objectives;

     -  Recognize and reward individual performance and responsibility; and

     - Align management's interest with the interests of the stockholders and the success of the Company through long-term equity incentives.

  Compensation Program

     The Company's executive compensation program consists of base salary, annual incentive compensation, long-term equity incentives in the form of stock options and certain benefits, such as life and medical insurance and a 401(k) savings plan, which are generally available to all employees of the Company.

     Base Salary. Base salary compensation is generally set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. Salary is determined within this range by the Company's financial performance and the individual's performance based on predetermined non-financial objectives. Non-financial objectives include an individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

     Annual Incentives. Annual cash incentive compensation is designed to tie annual awards to Company and individual executive performance. The Company considers a number of factors in determining whether annual incentive awards should be paid, including (i) achievement by the Company and/or specific business units of approved budgets, new product introductions, progress in development of new products and operating income and cash flow goals, and (ii) achievement by the executives of their assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of executive performance than on quantitative data or objective criteria.

     Long-Term Incentive Compensation. During fiscal 1997, long-term incentives were provided in the form of options under the Company's 1992 Stock Option Plan, which was replaced in December 1997 by the Company's 1997 Stock Incentive Plan. The objectives of these plans are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are generally granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the job level of the executive; (ii) option grants awarded by competitors to executives at a comparable job level; (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive; and (iv) the current equity holding of the executive. During fiscal 1997, the Board of Directors approved option grants for an aggregate of 132,375 shares of Common Stock to the Company's executive officers. Mr. Bothe, Mr. Schenck and Ms. Cheng, the Company's Chief Executive Officer, President and Executive Vice President, Research and Development, respectively, were not granted stock options in fiscal 1997 in light of their already significant ownership of the Company's Common Stock.

     The Company's 1997 Employee Stock Purchase Plan was adopted by the Board of Directors in December 1997. This plan, which will be available to virtually all employees, including executive officers, allows participants to purchase shares at a discount of 15% from fair market value at the beginning or end of the applicable purchase period. No offerings were made under this plan during 1997.

  Compensation of Chief Executive Officer

     The Board of Directors determined the salary for fiscal 1997 for the Company's Chief Executive Officer, Mr. Bothe, based primarily on subjective factors, including his leadership skills and his contributions to the Company's growth and overall performance over the past several years. Using these criteria, the Board set Mr. Bothe's base salary for 1997 at $200,000. In addition, the Board awarded Mr. Bothe a bonus for fiscal 1997 of $40,000. The Board believes that Mr. Bothe's total compensation for fiscal 1997 was adequate in light of the Company's achievements, which included the completion of the Company's initial public offering, the Company's performance leading up to the public offering and the Company's attaining profitability in the third and fourth quarters of fiscal 1997. The Committee intends to assess Mr. Bothe's compensation from time to time to assure that it remains competitive within the accounting software industry.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows tax deductions to publicly traded corporations for compensation over one million dollars to the corporation's chief executive officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation is not subject to this disallowance if certain requirements are met. Although the Committee is considering the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation, the Committee believes that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. The Committee will, however, continue to monitor the impact of Section 162(m) on the Company.

                                            Stefan R. Bothe
                                            Thomas H. Bredt
                                            Jennifer V. Cheng
                                            John B. Landry

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Board of Directors are Messrs. Bredt and Landry. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by persons required to file reports ("Reporting Persons") with the Securities and Exchange Commission under Section 16(a) of the Exchange Act, and written representations from certain Reporting Persons, the Company believes that all but one filing required to be made by Reporting Persons of the Company were timely filed. A report filed on Form 4 by Mr. Tory for December 1997 was subsequently amended to include a purchase of 1,900 shares of Common Stock inadvertently omitted from the original report.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Price Waterhouse LLP ("Price Waterhouse") as the Company's independent accountants for the current fiscal year. Although stockholder ratification of the Board of Directors' selection of Price Waterhouse is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this selection is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Price Waterhouse.

     Representatives of Price Waterhouse, which served as the Company's independent accountants for the year ended December 31, 1997, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal office in Shelton, Connecticut not later than December 4, 1998 for inclusion in the proxy statement for that meeting.

                                            By Order of the Board of Directors,

                                            JOHN K. P. STONE, III, ESQ.
                                            Assistant Secretary
April 3, 1998

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

PROXY                  FLEXIINTERNATIONAL SOFTWARE, INC.                  PROXY


    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 1998

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoint(s) Stefan R. Bothe, Jennifer V. Cheng and John K. P. Stone, III, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of FlexiInternational Software, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the principal offices of the Company at Two Enterprise Drive, Shelton, Connecticut 06484 on Thursday, April, 30, 1998 at 10:00 a.m., local time, and at any adjournment thereof.


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
--------------------------------------------------------------------------------


[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

1.  To elect the persons listed at right as Class I Directors:

    FOR both   WITHHOLD AUTHORITY to vote for
    nominees          both nominees
      [  ]                [  ]
                                   Nominees:  Stefan R. Bothe
                                              Thomas H. Bredt



    FOR both nominees except the following (to withhold authority to vote for a nominee, write that nominee's name below):

[ ] ________________________________


2.  To ratify the selection of Price    FOR          AGAINST         ABSTAIN
    Waterhouse LLP as the Company's     [ ]            [ ]              [ ]
    independent accountants for the
    current year.

    IN THEIR DISCRETION, THE PROXIES ARE
    AUTHORIZED TO VOTE UPON SUCH OTHER
    MATTERS AS MAY PROPERLY COME BEFORE
    THE MEETING OR ANY ADJOURNMENT THEREOF.

    This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO
    DIRECTION IS GIVEN, THIS PROXY WILL BE
    VOTED FOR BOTH OF THE DIRECTOR NOMINEES
    AND PROPOSAL 2. Attendance of the
    undersigned at the meeting or any
    adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.




SIGNATURE _______________ DATE _______ SIGNATURE _______________ DATE __________
                                                 if held jointly


NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.